As filed with the Securities and Exchange Commission on June 14, 2002
                                                    Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  ------------

                             SYNOVUS FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

        Georgia                                         58-1134883
 ------------------------                           --------------------
 (State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                      Identification No.)

                                901 Front Avenue
                       Suite 301, Columbus, Georgia 31901
                                 (706) 649-5220
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                 Kathleen Moates
             Senior Vice President and Senior Deputy General Counsel
                             Synovus Financial Corp.
                                901 Front Avenue
                                    Suite 202
                             Columbus, Georgia 31901
                                 (706) 649-4818
                     ---------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is registering additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================

       Title of                                    Proposed                 Proposed
      each class             Amount                 maximum                  maximum               Amount of
  of securities to be         to be                offering                 aggregate            registration
      registered           registered           price per share          offering price               fee
--------------------------------------------------------------------------------------------------------------------

Common Stock,
$1.00 par value              702,433<f1>             $24.80 <f2>           $17,420,338 <f2>         $1,603 <f2>

Common Stock Rights          702,433                        <f3>                  <f3>                     <f3>
--------------------------------------------------------------------------------------------------------------------

<f1>     If, prior to the completion of the distribution of the Common Stock covered by this registration statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416 of the Securities Act of 1933.
<f2>     Determined pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and represents the average of the high and low prices of the Common Stock of Synovus Financial Corp. on the New York Stock Exchange on June 12, 2002.
<f3>     The Common Stock Rights are attached to and trade with the Common Stock of Synovus Financial Corp. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock of Synovus Financial Corp.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                               P R O S P E C T U S

                                 702,433 Shares


                             SYNOVUS FINANCIAL CORP.

                                  Common Stock


                              --------------------


     Certain shareholders of Synovus Financial Corp. are offering 702,433 shares of Synovus common stock for sale under this prospectus. These shareholders are referred to as selling shareholders. We will not receive any proceeds from the sale of these shares.

     The selling shareholders acquired their shares of Synovus common stock from us on May 31, 2002 when GLOBALT, Inc., the company that the selling shareholders owned, merged with a subsidiary of Synovus.

     The selling shareholders may offer their Synovus common stock through public or private transactions, on or off the United States exchanges at either prevailing market prices or privately negotiated prices.

     The Synovus common stock is listed on the New York Stock Exchange under the trading symbol "SNV." On June 13, 2002, the closing price of one share of Synovus common stock on the New York Stock Exchange was $24.31.

     Our principal executive offices are located at One Arsenal Place, 901 Front Avenue, Suite 301, Columbus, Georgia 31091 and our telephone number is (706) 649-5220.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              --------------------


                  The date of this prospectus is June __, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at http://www.sec.gov. Reports, proxy statements and other information should also be available for inspection at the offices of the New York Stock Exchange.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

     *    Annual Report on Form 10-K for the year ended December 31, 2001;

     *    Quarterly report on Form 10-Q for the Quarter ended March 31, 2002;

     *    Current reports on Form 8-K dated January 16, 2002 and April 15, 2002;

     * The description of Synovus common stock contained in Synovus' Registration Statement on Form 8-A filed with the SEC on August 21, 1989; and

     * The description of the shareholder rights plan of Synovus contained in Synovus' Registration Statement on Form 8-A filed with the SEC on April 28, 1999.

     You may request a copy of any of these filings (including exhibits we have specifically incorporated by reference in these filings), at no cost, by writing or telephoning us at the following address:

                         Director of Investor Relations
                         Synovus Financial Corp.
                         901 Front Avenue, Suite 201
                         Columbus, Georgia 31901
                         (706) 649-5220

     This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-__________). You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have authorized no one to provide you with different information. The selling shareholders will not make an offer of their shares of Synovus common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     The prospectus contains forward-looking statements. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference in this prospectus. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. These statements are based on beliefs and assumptions of our management, and on information currently available to our management.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those in the forward-looking statements contained in this prospectus and in the information incorporated in this document. See "Where You Can Find More Information" on page 2. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, the following:

     * our ability to increase our revenues derived from financial management services and insurance;

     * TSYS' ability to achieve its net income goals for the years 2002 through 2003;

     *    our ability to achieve our net income goals for banking services;

     *    our ability to control financial services expenses;

     * competitive pressures arising from aggressive competition from other lenders;

     * the current strength of the U.S. economy and the strength of the local economies in which we conduct operations;

     * the effects of and changes in trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

     * changes in the cost and availability of funding due to changes in the deposit and credit markets or the way we are perceived in these markets;

     *    changes in prevailing interest rates;

     * the timely development and acceptance of new products and services and perceived overall value of these products and services by customers;

     *    changes in consumer spending, borrowing and saving habits;

     * technological changes are more difficult or expensive than anticipated;

     * our ability to identify, complete and integrate acquisitions successfully;

     *    our ability to increase market share and control our expenses;

     * the effect of changes in laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance, applicable to us;

     * the effect of changes in accounting policies and practices by regulatory agencies, the Financial Accounting Standards Board or other authoritative bodies;

     *    changes in our organization, compensation and benefit plans;

     * the cost of litigation in which we are involved and the ultimate resolution of that litigation;

     *    a deterioration in credit quality or a reduced demand for credit;

     * our ability to successfully manage any impact from slowing economic conditions or consumer spending;

     * the occurrence of catastrophic events that could impact us or TSYS or our major customers operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; and

     *    our success at managing the risks involved in the foregoing.

     We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                             SYNOVUS FINANCIAL CORP.

General

     We are a financial services company and a registered bank holding company. We conduct a broad range of financial services through our banking and non-banking subsidiaries at more than 250 locations. As of December 31, 2001, we had approximately 10,166 full time employees. We operate in two business segments:

     * financial services, which primarily involve commercial banking activities, retail banking, trust services, mortgage banking, securities brokerage and insurance services; and

     * transaction processing, which includes consumer credit, debit, commercial, stored value and retail card processing and related services as well as debt collection and bankruptcy management services and the provision of software solutions for commercial card management programs.

Banking Operations

     We currently have 38 wholly owned banking subsidiaries located in four states, which we refer to as the bank subsidiaries. Of the 38 bank subsidiaries:

     * 25 are located in Georgia and accounted for 61% of revenues attributable to banking operations for the year ended December 31, 2001;

     * seven are located in Alabama and accounted for 18% of revenues attributable to banking operations for the year ended December 31, 2001;

     * one is located in South Carolina and accounted for 14% of revenues attributable to banking operations for the year ended December 31, 2001; and

     * five are located in Florida and accounted for 7% of revenues attributable to banking operations for the year ended December 31, 2001.

     The bank subsidiaries offer commercial banking services, including commercial, financial, agricultural and real estate loans, and retail banking services, including accepting customary types of demand and savings deposits, making individual, consumer, installment, first mortgage and second mortgage loans, offering money transfers, safe deposit services, trust, investment, IRA, Keogh and corporate employee benefit and other fiduciary services, leasing services, automated banking, automated fund transfers and bank credit card services, including MasterCard and Visa services.

         Our bank-related wholly owned subsidiaries are:

     * Synovus Securities, Inc., Columbus, Georgia, which specializes in professional portfolio management for fixed-income securities, executing securities transactions as a broker/dealer and providing individual investment advice on equity and other securities;

     * Synovus Trust Company, Columbus, Georgia, one of the southeast's largest providers of trust services;

     * Synovus Mortgage Corp., Birmingham, Alabama, which offers mortgage services;

     * Synovus Insurance Services, Columbus, Georgia, which offers insurance agency services;

     * Creative Financial Group, LTD, Atlanta, Georgia, which provides financial planning services; and

     * GLOBALT, Inc., Atlanta, Georgia, which provides investment advisory services.

     In addition, we operate our commercial leasing services through Synovus Leasing Company, a non-subsidiary affiliate which is located in Columbus, Georgia.

Transaction Processing

     We have a wholly-owned subsidiary, ProCard, Inc., Golden, Colorado, whose services are related to transaction processing as it offers software solutions for commercial card management programs.

     Established in 1983 as an outgrowth of an on-line accounting and bankcard data processing system developed for one of our subsidiaries, Total System Services, Inc., which we refer to as TSYS, is now one of the world's largest electronic payments processors of data, transactions and payments for domestic and international issuers of consumer credit, debit, commercial, stored value, chip and retail cards. TSYS is based in Columbus, Georgia, and trades on the New York Stock Exchange under the symbol "TSS." TSYS provides an electronic link between buyers and sellers with a comprehensive on-line system of data processing services servicing issuing institutions throughout the United States, Canada, Mexico, Honduras, the Caribbean and Europe, representing more than 218 million cardholder accounts on file as of December 31, 2001. We own 81.1% of TSYS through our wholly owned subsidiary, Columbus Bank and Trust Company.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares of Synovus common stock by the selling shareholders.

                              SELLING SHAREHOLDERS

     On May 31, 2002, we acquired GLOBALT, Inc. by means of its merger with a subsidiary of Synovus. The selling shareholders were shareholders of GLOBALT, Inc. at the time of the merger and received their shares of Synovus common stock as part of the purchase price we paid for GLOBALT, Inc. in the merger. In connection with this acquisition, we also agreed to register the shares of Synovus common stock received by the former GLOBALT, Inc. shareholders so that they may resell their shares of Synovus common stock if they so desire. The registration of these shares does not necessarily mean that a particular selling shareholder will sell his or her shares of Synovus common stock.

     The following table sets forth information with respect to the selling shareholders and the shares beneficially owned by them as of May 31, 2002, that they may offer pursuant to this prospectus.







                 [Rest of page intentionally left blank.]

----------------------------------------------------------------------------------------------------------------------
                                                                                Shares of           Percentage of
                                        Shares of                             Common Stock           Common Stock
                                       Common Stock                           Beneficially           Beneficially
                                       Beneficially        Shares of           Owned Upon             Owned Upon
                                     Owneed Prior to     Common Stock         Completion of         Completion of
Selling Shareholders                 the Offering<f1>   Offered Hereby          Offering               Offering
----------------------------------------------------------------------------------------------------------------------
Samuel E. Allen                               269,463            269,463           -0-                    *

Gary E. Fullam                                107,424            107,424           -0-                    *

William H. Roach, Jr.                          91,317             91,317           -0-                    *

Gregory S. Paulette                            74,458             74,458           -0-                    *

Fredric A. Mann                                47,112             47,112           -0-                    *

Michelle M. Miljanich                          25,098             25,098           -0-                    *

Bennett W. Woodward                            18,825             18,825           -0-                    *

Dana N. Moore                                  18,825             18,825           -0-                    *

M. Rainey Rembert                              15,734             15,734           -0-                    *

Brian Hamel                                     9,461              9,461           -0-                    *

J. Timothy Voelkel                              6,272              6,272           -0-                    *

Kimberly D. Wiegard                             6,272              6,272           -0-                    *

Christian B. Alabi                              3,744              3,744           -0-                    *

Carole H. Cox                                   6,272              6,272           -0-                    *

J. Russell Allen                                2,156              2,156           -0-                    *
------------------------------------ ----------------- ------------------ ---------------------- ---------------------
Totals                                        702,433            702,433           -0-                    *

------------
*Less than one percent

<f1>Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

     Except as noted above, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with Synovus or any of its affiliates.

                              PLAN OF DISTRIBUTION

     The selling shareholders and their donees, pledgees and other successors-in-interest may offer their shares of Synovus common stock at various times in one or more of the following transactions:

          * on any of the United States securities exchanges where our stock is listed, including the New York Stock Exchange;
          *    in the over-the-counter market;

          *    in privately negotiated transactions;
          *    in connection with short sales of shares of Synovus common stock;
          * by pledge to secure debts and other obligations; * in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or
          *    in a combination of any of the above transactions.

     The selling shareholders may sell their shares of Synovus common stock at any of the following prices:

          *    at market prices prevailing at the time of sale;
          * at prices related to such prevailing market prices; o at negotiated prices; or
          *    at fixed prices.

     The selling shareholders may use broker-dealers to sell their shares of Synovus common stock. If this happens, broker-dealers may either receive discounts or commissions from the selling shareholders, or they may receive commissions from purchasers of shares of Synovus common stock for whom they acted as agents.

     The selling shareholders and the broker-dealers they use to sell their shares of Synovus common stock may be deemed to be "underwriters" under the Securities Act of 1933 and any commission the broker-dealers receive and any profits they may make in resale of shares of Synovus common stock while acting as principals may be deemed "underwriting discounts or commissions" under that Act. If the broker-dealers purchase shares of Synovus common stock from the selling shareholders for their own accounts as principals, they may make a profit by reselling the shares of Synovus common stock.

         We will pay substantially all of the expenses incident to the registration of the shares of Synovus common stock including all costs incident to the offering and sale of the shares by the selling shareholders to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Synovus has agreed to keep the registration statement of which this prospectus is a part effective until the earlier of November 30, 2003 or such time as the selling shareholders no longer hold shares of Synovus common stock covered by this prospectus.

                                  LEGAL MATTERS

     Kathleen Moates, Senior Vice President and Senior Deputy General Counsel of Synovus, will issue an opinion about the legality of the shares of Synovus common stock being offered by this prospectus.

                                     EXPERTS

     The consolidated financial statements of Synovus Financial Corp. and subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 incorporated herein by reference to Synovus' Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing. The audit report covering the December 31, 2001 consolidated financial statements refers to a change in the method of accounting for derivative instruments and hedging activities.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item14.  Other Expenses of Issuance and Distribution.

Registration fee to the Securities
  and Exchange Commission                                           $  1,603
Accounting fees and expenses                                        $  3,000
Legal fees and expenses                                             $      0
Miscellaneous expenses                                              $    500
                                                                    --------
           Total                                                    $  5,103

     The foregoing items, except for the SEC registration fee, are estimated. The Registrant has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the shares.
Item 15.  Indemnification of Directors and Officers.

     Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the Georgia Business Corporation Code for which he was adjudged liable on the basis that he improperly received personal benefit. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Business Corporation Code, a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the Georgia Business Corporation Code or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Georgia Business Corporation Code, failed to comply with Section 14-2-853 of the Georgia Business Corporation Code or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.

     Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

     Section 14-2-857 of the Georgia Business Corporation Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, action of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the Georgia Business Corporation Code. Section 14-2-857 of the Georgia Business Corporation Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

     In accordance with Article VIII of Synovus' Bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of Synovus shall be indemnified and held harmless by Synovus from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefits plan), and reasonable expenses (including attorneys' fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of Synovus; (b) because he or she is or was serving at the request of Synovus as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

     Pursuant to Article VIII of the Bylaws of Synovus, reasonable expenses incurred in any proceeding shall be paid by Synovus in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Synovus, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

     The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and Synovus has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

     Synovus carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of Synovus for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

Item 16.  Exhibits.

4.1 Articles of Incorporation of Synovus, as amended, incorporated by reference to Exhibit 4(a) of Synovus' Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35926).

4.2      Bylaws, as amended, of Synovus, incorporated by reference to Exhibit
         4.2 of Synovus' Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 31, 2000 (File No. 333-38232).

4.3 Form of Rights Agreement incorporated by reference to Exhibit 4.1 of Synovus' Registration Statement on Form 8-A, dated April 28, 1999, filed with the Securities and Exchange Commission on April 28, 1999, pursuant to Section 12 of the Exchange Act.

5 Legal opinion of Kathleen Moates, Senior Deputy General Counsel of Synovus, as to the legality of the securities being registered.

23.1     Consent of KPMG LLP.

23.2 Consent of Kathleen Moates, Senior Deputy General Counsel of Synovus, is contained in her opinion filed as Exhibit 5 hereto.

24       Power of Attorney (see signature page to this Registration Statement).

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d)of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    acq\globalt\S3new-doc


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 13th day of June, 2002.


                               SYNOVUS FINANCIAL CORP.
                               (Registrant)

                               By: /s/James H. Blanchard
                                  ---------------------------------------------
                                  James H. Blanchard,
                                  Chairman of the Board and
                                  Principal Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Richard E. Anthony, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/William B. Turner                                 Date: June 13, 2002
-------------------------------------------
William B. Turner,
Director and Chairman of
the Executive Committee


/s/James H. Blanchard                                Date: June 13, 2002
-------------------------------------------
James H. Blanchard,
Chairman of the Board and
Principal Executive Officer

/s/James D. Yancey                                   Date: June 13, 2002
-------------------------------------------
James D. Yancey,
President and Director


/s/Richard E. Anthony                                Date: June 13, 2002
-------------------------------------------
Richard E. Anthony,
Vice Chairman of the Board


/s/Walter M. Deriso, Jr.                             Date: June 13, 2002
-------------------------------------------
Walter M. Deriso, Jr.,
Vice Chairman of the Board


/s/Elizabeth R. James                                Date: June 13, 2002
-------------------------------------------
Elizabeth R. James,
Vice Chairman of the Board

/s/Thomas J. Prescott                                Date: June 13, 2002
-------------------------------------------
Thomas J. Prescott,
Executive Vice President,
Principal Accounting and Financial Officer


                                                     Date: ________, 2002
-------------------------------------------
Daniel P. Amos
Director


                                                     Date: ________, 2002
-------------------------------------------
Joe E. Beverly,
Director


/s/Richard Y. Bradley                                Date: June 13, 2002
-------------------------------------------
Richard Y. Bradley,
Director


                                                     Date: ________, 2002
-------------------------------------------
C. Edward Floyd,
Director


/s/Gardiner W. Garrard, Jr.                          Date: June 13, 2002
-------------------------------------------
Gardiner W. Garrard, Jr.,
Director


                                                     Date: ________, 2002
-------------------------------------------
V. Nathaniel Hansford,
Director


                                                     Date: ________, 2002
-------------------------------------------
John P. Illges, III,
Director


                                                     Date: ________, 2002
-------------------------------------------
Alfred W. Jones III,
Director

/s/Mason H. Lampton                                  Date: June 13, 2002
-------------------------------------------
Mason H. Lampton,
Director


                                                     Date: ________, 2002
-------------------------------------------
Elizabeth C. Ogie,
Director


/s/H. Lynn Page                                      Date: June 13, 2002
-------------------------------------------
H. Lynn Page,
Director


                                                     Date: ________, 2002
-------------------------------------------
Melvin T. Stith,
Director